Exhibit 23.1



The Board of Directors
Wintrust Financial Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3 with respect to the offer and sale of 227,635 shares of common stock.


                                                     KPMG LLP


Chicago, Illinois
November 1, 1999